NORTH AMERICAN NICKEL INC.

UNIT SUBSCRIPTION AGREEMENT (SENTIENT)

THIS AGREEMENT dated for reference April 17, 2013.

BETWEEN:

Sentient Executive GP IV, Limited (for the general partner of Sentient Global Resources Fund IV, L.P.)                                ____________

(Print Name of Purchaser)

Landmark Square, First Floor, 64 Earth Close                       _______

(Address)

PO Box 10795 Grand Cayman KY1-1007, Cayman Islands, B.W.I._

(Address)

(the “Purchaser”);

AND:

NORTH AMERICAN NICKEL INC. of Suite 301, 260 West Esplanade, North Vancouver, British Columbia, Canada  V7M 3G7

(the “Issuer”).

WHEREAS the Purchaser has agreed to purchase, and the Issuer has agreed to sell the number of Units (as that term is defined in Appendix II) at the subscription price as set forth in Appendix I below;

1.

The Purchaser hereby tenders to the Issuer this subscription offer which, subject to the satisfaction or waiver of the conditions set forth herein, upon acceptance by the Issuer, will constitute an agreement of the Purchaser to subscribe for, take up, purchase and pay for and, on the part of the Issuer, to issue and sell to the Purchaser the number of Units set out in the attached Appendix I, on the terms and subject to the conditions set out in this Subscription Agreement of which the Appendices form a part.

2.

Upon payment for the Units by the Purchaser, and execution of this Subscription Agreement by the Purchaser and by the Issuer, the Purchaser and the Issuer hereby irrevocably agree to be bound by the terms and conditions set forth in Appendices I and II to this Subscription Agreement with respect to the Units.

EXECUTED by the Purchaser, this ____ day of April, 2013.

Signature of Purchaser or Authorized Signatory

Sentient Executive GP IV, Limited (for the general partner of Sentient Global Resources Fund IV, L.P.)

Name of Purchaser (Please Print)

Sentient

ACCEPTED by the Issuer this _____ day of _______________________, 2013.

NORTH AMERICAN NICKEL INC.

Per:
Authorized Signatory

Sentient

APPENDIX I
TO THE UNIT SUBSCRIPTION AGREEMENT

(MUST BE COMPLETED BY THE PURCHASER)

A.

Number of Units:  The total number of Units subscribed for under this Subscription Agreement is as follows :

____16,552,399__________ Units

B.

Amount of Subscription Funds:  The total subscription amount (the “Purchaser’s Subscription Funds”) for the Units at $0.17 per Unit subscribed for under this Subscription Agreement is as follows:

$ _2,813,907.83__________________

C.

Name, Address, Phone No. and Email of Purchaser:  The name, address, phone no. and email of the Purchaser (for regulatory filing purposes) are as follows:

Name:

Sentient Executive GP IV, Limited

Address:

Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South

PO Box 10795 Grand Cayman KY1-1007, Cayman Islands, B.W.I.

Phone:

(345) 916-0797

Email:

Contact:

Greg Link

(To be completed by Purchasers who are not individuals)

D.

Registration Instructions:  The name(s) and address(es) of the person(s) in whose name(s) the Purchaser’s Units are to be registered, if other than as set forth in paragraph C above, are as follows (or, if additional space is needed, are set forth in an attachment hereto):

Name:

Address:

E.

Delivery Instructions:  The name and address of the person to whom the certificates representing the Purchaser’s Units referred to in paragraph A above are to be delivered, if other than as set forth in paragraph C above, is as follows:

Name:

Address:

Phone:

Sentient

F.

Particulars of the Purchaser:

Corporate Placee Registration Form			Present Ownership of Securities
The Purchaser, if not an individual, either [CHECK APPROPRIATE ITEM]:			The Purchaser either [CHECK APPROPRIATE ITEM]:
X

has previously filed with the Exchange a Form 4C, Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Form 4C previously filed with the Exchange up to the date of this Subscription Agreement; or

owns directly or indirectly, or exercises control or direction over, no common shares in the capital stock of the Issuer or securities convertible into common shares in the capital stock of the Issuer (excluding the Common Shares subscribed for herein); or

	hereby delivers to the Issuer a completed Form 4C in the form attached hereto as Appendix F for filing with the Exchange.		X

owns directly or indirectly, or exercises control or direction over, __________20,000,000_________ common shares in the capital stock of the Issuer and convertible securities entitling the Purchaser to acquire an additional

10,000,000

_____ common shares in the capital stock of the Issuer (excluding the Common Shares subscribed for herein).

Insider Status			Member of “Pro Group”
The Purchaser either [CHECK APPROPRIATE ITEM]:			The Purchaser either [CHECK APPROPRIATE ITEM]:
X	is an “Insider” of the Issuer as defined in the Securities Act (BC). More specifically, “Insider” means:			is a Member of the “Pro Group” as defined in the Rules of the Exchange. More specifically, “Pro Group” is defined as follows:
	(a)	every director or officer of the Issuer;	1.	Subject to subparagraphs (2), (3) and (4), “Pro Group” shall include, either individually or as a group:
	(b)	every director or officer of a person that is itself an insider or subsidiary of the Issuer;

(a)

the member (i.e. a member of the Exchange under the Exchange requirements);

(b)

 employees of the member;

(c)

partners, officers and directors of the member;

(d)

 affiliates of the member; and

(e)

associates of any parties referred to in subparagraphs (a) through (d).

(c)

any person that has:

(i)    direct or indirect beneficial ownership of,

(ii)   control or direction over; or

(iii) a combination of direct or indirect beneficial ownership of and of control or direction over,

securities of the Issuer carrying more than 10% of the voting rights attached to all the Issuer’s outstanding voting securities, excluding, for the purposes of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution, or

2. 3.

The Exchange may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is not acting at arm’s length of the member.

The Exchange may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is acting at arm’s length of the member.

	(d)	the Issuer itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities; or
4.

The member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the member determines that:

(a)  the person is an affiliate or associate of the member acting at arm’s length of the member;

(b)  the associate or affiliate has a separate corporate and reporting structure;

(c)  there are sufficient controls on information flowing between the member and the associate or affiliate; and

(d)    the member maintains a list of such excluded person; or

	is not an Insider of the Issuer.		X	is not a member of the Pro Group.

END OF APPENDIX I

Sentient

APPENDIX II
TO THE UNIT SUBSCRIPTION AGREEMENT

1.

Definitions

1.1

In this Subscription Agreement, including any schedules forming a part of this Subscription Agreement:

(a)

“Agreement” means this agreement between the Issuer and the Purchaser, as may be amended from time to time, pursuant to which they irrevocably agreed to be bound by the terms and conditions set forth in this Appendix II and, for greater certainty, includes the Appendices I and II, and all schedules;

(b)

“Announcement Date” has the meaning given to that term in section 10.1;

(c)

“Applicable Securities Laws” mean the securities laws, rules, and regulations of the Qualifying Jurisdictions and any relevant International Jurisdiction, in force from time to time;

(d)

“Audited Financial Statements” has the meaning given to that term in section 5.1(j);

(e)

“BC Act” means the Securities Act (British Columbia) and the rules and regulations thereto, as amended from time to time;

(f)

“Closing” means the completion of the subscription on the First Closing Date or Second Closing Date, as applicable;

(g)

“Closing Conditions” has the meaning given to that term in section 9.1;

(h)

 “distribution” has the meaning given to that term under Applicable Securities Laws;

(i)

“Exchange” means the TSX Venture Exchange;

(j)

“Exemptions” means the exemptions from the registration and prospectus or equivalent requirements under Applicable Securities Laws;

(k)

“First Closing Date” has the meaning given to that term in section 2.1;

(l)

“First Tranche Funds” means the sum of $1,750,050.04 of the Purchaser’s Subscription Funds payable on the First Closing Date;

(m)

“First Tranche Units” means the 10,294,412 Units to be issued on the First Closing Date;

(n)

“Indemnified Party” has the meaning given to that term in section 8.1;

(o)

“Indemnifying Party” has the meaning given to that term in section 8.1;

(p)

“Information” means all information regarding the Issuer that is contained in the public disclosure documents of the Issuer filed on SEDAR;

(q)

“International Jurisdiction” means a country other than Canada or the United States of America;

(r)

“Issuer” has the meaning given to that term on the cover page of this Subscription Agreement;

(s)

“material fact” has the meaning given to that term under Applicable Securities Laws;

(t)

“Meeting” has the meaning given to that term in section 6.1(c);

(u)

“Offer” has the meaning given to that term in section 10.1;

Sentient

(v)

“Offered Securities” has the meaning given to that term in section 10.1;

(w)

“Offering” has the meaning given to that term in section 10.1;

(x)

“PCA” has the meaning given to that term in section 11.12;

(y)

“Pre-emptive Rights” means the rights of the Purchaser under section 10;

(z)

“Private Placement” means the offering and sale of the Units pursuant to the terms and conditions of this Subscription Agreement;

(aa)

“Purchaser” has the meaning given to that term on the cover page of this Subscription Agreement;

(bb)

“Purchaser’s Entitlement” has the meaning given to that term in section 10.1(d);

(cc)

“Purchaser’s Units” means the number of Units subscribed for by the Purchaser under this Subscription Agreement as specified in paragraph A of Appendix I hereto;

(dd)

“Purchaser’s Subscription Funds” means the amount of Purchaser’s Subscription Funds derived from the sale of the Units as specified and defined in paragraph B of Appendix I hereto;

(ee)

“Qualifying Jurisdictions” unless otherwise expressly limited herein means Canada and all of its territories;

(ff)

“Record Date” has the meaning given to that term in section 6.1(c);

(gg)

“Regulatory Authorities” means the securities regulatory authorities in the Qualifying Jurisdictions;

(hh)

“Second Closing Date” has the meaning given to that term in section 6.1(j);

(ii)

“Second Tranche Funds” means that portion of the Purchaser’s Subscription Funds payable on the Second Closing Date;

(jj)

“Second Tranche Units” means the 6,257,987 Units to be issued on the Second Closing Date;

(kk)

“Securities” has the meaning given to that term in section 3.1;

(ll)

“Sentient Funds” means Sentient Executive GP I, Limited, Sentient Executive GP II, Limited, Sentient Executive GP III, Limited and Sentient Executive GP IV, Limited, and any other entities of a similar nature as and under partially common management with the foregoing;

(mm)

“Shares” means the common shares without par value in the capital of the Issuer;

(nn)

“Subscriber Nominee” has the meaning given to that term in section 6.1(c);

(oo)

“Subscription Agreement” means this subscription agreement entered into between the Purchaser of Units and the Issuer in respect of the purchase and sale of Units and includes all appendices and schedules attached to the Subscription Agreement as it may be amended or supplemented from time to time;

(pp)

“Subsidiaries” has the meaning given to that term in section 5.1(d);

(qq)

“Term” has the meaning given to that term in section 3.1;

(rr)

“Units” means the units of the Issuer, each Unit consisting of one (1) Share and one-half (1/2) of a Warrant;

Sentient

(ss)

“Unit Shares” means the Shares comprising the Units;

(tt)

“VMS Ventures” means VMS Ventures Inc.;

(uu)

“Warrant Share” has the meaning given to that term in section 3.1; and

(vv)

“Warrants” means the non-transferable (except to and among the Sentient Funds) share purchase warrants forming a portion of the Units, as more particularly described in herein.

2.

Subscription Procedure

2.1

On or before April 30, 2013 or such other date or dates as the parties may agree (the “First Closing Date”), the Purchaser shall, subject to the satisfaction or waiver of the conditions set forth herein, deliver to the Issuer at Suite 301, 260 West Esplanade, North Vancouver, British Columbia, Canada  V7M 3G7:

(a)

a wire transfer, certified cheque, bank draft or money order payable to “North American Nickel Inc.” in an amount equal to the First Tranche Funds;

(b)

a completed and executed copy of this Subscription Agreement;

(c)

if the Purchaser is an “accredited investor” as defined under Applicable Securities Laws and is also a resident of Canada, then the Purchaser must complete a Canadian Accredited Investor Questionnaire attached as Schedule “A” hereto;

(d)

if the Purchaser is a resident of the United States of America, then the Purchaser represents and warrants to the Issuer that the Purchaser is qualified to purchase the Shares under the Securities Act of 1933, as amended, pursuant to an exemption from registration and prospectus requirements as a private placement to an “accredited investor”, and in such case the Purchaser has completed the U.S. Accredited Investor Questionnaire attached Schedule “B” hereto;

(e)

if the Purchaser is other than an individual and has not previously filed a Form 4C, Corporate Placee Registration Form or if such form is not current, then the Purchaser must also complete the Form 4C, Corporate Placee Registration Form, attached as Schedule “C” hereto; and

(f)

if the Purchaser is a resident outside of Canada and the United States of America, then the Purchaser represents and warrants to the Issuer that the Purchaser is qualified to purchase the Units under the securities laws of its jurisdiction, and in such case has completed the International Jurisdiction Acknowledgment and Certificate attached as Schedule “D”.

2.2

At Closing of the sale of the First Tranche Units, the Issuer will, subject to section 2.5, issue and sell the First Tranche Units to the Purchaser and cause to be issued and delivered definitive certificates representing the First Tranche Units registered in the name of the Purchaser (or in the other name or names set forth in paragraph D of Appendix I hereto) in accordance with the Purchaser’s instructions in paragraph E of Appendix I hereto.

2.3

At Closing of the sale of the Second Tranche Units, the Purchaser shall deliver to the Issuer a wire transfer, certified cheque, bank draft or money order payable to “North American Nickel Inc.” in an amount equal to the Second Tranche Funds and the Issuer will, subject to section 2.5, issue and sell the Second Tranche Units to the Purchaser and cause to be issued and delivered definitive certificates representing the Second Tranche Units registered in the name of the Purchaser (or in the other name or names set forth in paragraph D of Appendix I hereto) in accordance with the Purchaser’s instructions in paragraph E of Appendix I hereto

2.4

The Issuer will have the right to accept this offer (in whole or in part) at any time at or prior to the First Closing Date.  The Issuer’s acceptance of this offer will be conditional upon, among other things, the sale of the Purchaser’s Units to the Purchaser being exempt from any prospectus filing requirements of all Applicable Securities Laws.  The Issuer will be deemed to have accepted this offer upon the delivery at the Closing of Share and Warrant certificates representing the First Tranche Units referred to in section 2.2.

Sentient

2.5

The Purchaser will, promptly upon request by the Issuer, provide the Issuer with any additional information and execute and deliver to the Issuer additional certificates, questionnaires and other documents as the Issuer may reasonably request in connection with the issue and sale of the Units.  The Purchaser acknowledges and agrees that such certificates, questionnaires and other documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Issuer.  The Purchaser consents to the filing of such certificates, questionnaires and other documents as may be required to be filed with the Exchange or any Regulatory Authority in connection with the transactions contemplated under this Subscription Agreement.

3.

Terms of Warrants

3.1

The Warrants will have a term of twenty-four (24) months commencing from the First Closing Date or Second Closing Date, as applicable (the “Term”), and will be non-transferable except to and among the Sentient Funds. Each whole Warrant will entitle the Purchaser to purchase one (1) additional Share (each a “Warrant Share” and, together with the Unit Shares and the Warrants, the “Securities”) in the capital of the Issuer at an exercise price of $0.21 per share during the Term of the Warrants.

3.2

The terms and conditions which govern the Warrants will be set forth in the certificates representing the Warrants, and will contain, among other things, provisions for the appropriate adjustment in the class, number and price of the Shares to be issued on the exercise of the Warrants upon the occurrence of certain events including any subdivision, consolidation, or reclassification of the Shares or the amalgamation of the Issuer or the payment of stock dividends or other distributions to holders of Shares.  The issue of the Warrants will not, subject to the Purchaser's Pre-emptive Rights, restrict or prevent the Issuer from obtaining any other financing, nor from issuing additional securities or rights during the period of the Term of the Warrants.

4.

Representations, Warranties and Covenants of the Purchaser

4.1

By executing this Subscription Agreement, the Purchaser represents, warrants and covenants to the Issuer that:

(a)

the Purchaser is resident in the jurisdiction specified in paragraph C of Appendix I to this Subscription Agreement;

(b)

the Purchaser’s Units are not being purchased by the Purchaser as a result of any material information concerning the Issuer that has not been publicly disclosed and the Purchaser has not relied upon any verbal or written representation that any person will resell or repurchase or refund the purchase price of the Purchaser’s Units other than in accordance with their terms, or as to the future price or value of the Units, made by or on behalf of the Issuer or any other person;

(c)

if the Purchaser is an “accredited investor” as defined under the Instrument, and is a resident of Canada, the Purchaser will execute and deliver the Accredited Investor Questionnaire attached hereto as Schedule “A”;

(d)

if the Purchaser is a resident of the United States of America, or is otherwise a “US Person” as defined in Regulation S promulgated under the United States  Securities Act of 1933, as amended, then the Purchaser is qualified to purchase the Units under the Securities Act of 1933, as amended, pursuant to an exemption from registration and prospectus requirements as a private placement to an “accredited investor”, and the Purchaser will execute and deliver the U.S. Accredited Investor Questionnaire attached hereto as Schedule “B”;

(e)

if the Purchaser is resident of an International Jurisdiction then:

(i)

the Purchaser is knowledgeable of, or has been independently advised as to, the Applicable Securities Laws of the International Jurisdiction which would apply to this subscription, if there are any;

Sentient

(ii)

the Purchaser is purchasing the Units pursuant to Exemptions from the prospectus and registration requirements under the Applicable Securities Laws of that International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Purchaser’s Units under the Applicable Securities Laws of the International Jurisdiction without the need to rely on Exemptions;

(iii)

the Applicable Securities Laws do not require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(iv)

the Purchaser acknowledges that:

(A)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(B)

there is no government or other insurance covering the Units;

(C)

there are risks associated with the purchase of the Units;

(D)

there are restrictions on the Purchaser’s ability to resell the Units and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Units; and

(E)

the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the BC Act and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the BC Act, including statutory rights of rescission or damages, will not be available to the Purchaser;

(f)

the Purchaser understands and acknowledges that none of the Units have been nor will be registered under the United States Securities Act of 1933, and, subject to certain exceptions, that none of the Units may be offered or resold within the United States in the absence of an exemption from registration requirements;

(g)

if the Purchaser is a resident of Canada and is relying on the exemption from prospectus requirements afforded by the Purchaser’s aggregate acquisition cost for the Units exceeding $150,000, then the Purchaser represents and warrants to the Issuer that the Purchaser is purchasing the Units as principal for the Purchaser’s own benefit and investment, and not as an agent for any other person or company, and the Purchaser was not created or used solely for purchasing or holding the Units;

(h)

the Purchaser acknowledges that because this subscription is being made pursuant to the Exemptions:

(i)

the Purchaser is restricted from using certain of the civil remedies available under the Applicable Securities Laws;

(ii)

the Purchaser may not receive information that might otherwise be required to be provided to the Purchaser under the Applicable Securities Laws if the Exemptions were not being used; and

(iii)

the Issuer is relieved from certain obligations that would otherwise apply under the Applicable Securities Laws if the Exemptions were not being used;

(i)

the offering and sale of the Purchaser’s Units to the Purchaser was not made through an advertisement of the Units in printed media of general and regular paid circulation, radio or television or any other form of advertisement;

Sentient

(j)

the Purchaser has the necessary power and legal capacity to enter into this Subscription Agreement and, if the Purchaser is a company, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Purchaser is a partnership, syndicate, trust or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; and

(k)

upon the Issuer executing and delivering this Subscription Agreement, this Subscription Agreement will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms and neither the agreement resulting from such acceptance nor the completion of the transactions contemplated hereby conflicts with, or will conflict with, or results, or will result, in a breach or violation of any law applicable to the Purchaser, or any material agreement to which the Purchaser is a party or by which the Purchaser is bound, and if the Purchaser is a corporation, any constating documents of the Purchaser.

4.2

The foregoing representations and warranties are made by the Purchaser with the intent that they may be relied upon in determining the Purchaser’s eligibility to acquire the Units under Applicable Securities Laws.  Unless the Purchaser otherwise has advised the Issuer in writing, the representations and warranties of the Purchaser contained in this Subscription Agreement shall be true at the time of Closing as though they were made at the time of Closing and shall survive the completion of the transactions contemplated under this Subscription Agreement for a period of one year from the First Closing Date.

4.3

The Purchaser understands that the Purchaser is purchasing the Units pursuant to exemptions from the prospectus requirements of the Applicable Securities Laws of the Qualifying Jurisdiction and as a consequence the Purchaser may be restricted from using some of the civil remedies available under the Applicable Securities Laws of the Qualifying Jurisdiction, the Purchaser may not receive information that would otherwise be required to be provided to him under Applicable Securities Laws and the Issuer is relieved from certain obligations that would otherwise apply under Applicable Securities Laws.  The Purchaser acknowledges that no securities commission or similar regulatory authority has reviewed or passed on the merits of the Private Placement.

5.

Representations and Warranties of the Issuer

5.1

The Issuer represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying on these representations and warranties in entering into this Agreement, that:

(a)

the Issuer is a valid and subsisting company, duly incorporated and in good standing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated, no proceedings have been taken, instituted or, are pending for the dissolution of the Issuer, and the Issuer has all of the requisite corporate power, capacity and authority carry on its businesses as now conducted or proposed to be conducted and to own or lease and operate the property and assets thereof;

(b)

the Issuer is a reporting issuer in British Columbia, Alberta and Ontario, and the Issuer is not in material default of any of the requirements of the Applicable Securities Laws;

(c)

the Issuer is in good standing and licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of the property or assets thereof owned or leased or the nature of the activities conducted by it make licensing, registration or qualification necessary and is carrying on the business thereof in compliance with all applicable laws, rules and regulations of each such jurisdiction;

(d)

the Issuer’s subsidiaries (the “Subsidiaries”), if any, are valid and subsisting companies and in good standing under the laws of the jurisdictions in which they were incorporated;

(e)

the common shares of the Issuer are listed and posted for trading on the Exchange and the Issuer is not in default of any of the listing requirements of the Exchange;

Sentient

(f)

upon their issuance, the Unit Shares and the Warrant Shares will be validly issued and outstanding fully paid and non-assessable common shares of the Issuer registered as directed by the Purchaser, and, upon their issuance, the Securities will be free and clear of all liens, charges or encumbrances of any kind whatsoever and will not be subject to a restricted period or statutory hold period which extends beyond four months and one day after the First Closing Date or the Second Closing Date, as applicable, and the certificates representing the Securities shall bear only the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [the date which is four months and one day after the First Closing Date or Second Closing Date, as applicable, will be inserted].

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [the date which is four months and one day after the First Closing Date or Second Closing Date, as applicable, will be inserted].

(g)

the Issuer and its Subsidiaries, if any, have good and marketable title to their property and assets free and clear of all liens, charges and encumbrances of any kind whatsoever;

(h)

the Issuer and its Subsidiaries, if any, hold either directly or indirectly freehold title, mining leases, mining claims or other conventional property, proprietary or contractual interests or rights including interests and rights under option and/or joint venture agreements, recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located in properties in which they have an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit them to explore the minerals relating thereto, all such property, leases or claims and all property, leases or claims in which they have any interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, they have all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which they have an interest granting them the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of it, with only such exceptions as do not interfere with the use made by them of the rights or interests so held, and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Issuer or its Subsidiaries, if any, as applicable;

(i)

the Issuer and its Subsidiaries, if any, hold all licences and permits that are required for carrying on their business in the manner in which such business has been carried on and the Issuer and its Subsidiaries, if any, have the corporate power and capacity to own the assets owned by them and to carry on the business carried on by them and they are duly qualified to carry on business in all jurisdictions in which they carry on business;

(j)

the audited consolidated financial statements of the Issuer for the years ended December 31, 2012 and December 31, 2011 (the “Audited Financial Statements”) together with the auditors' report thereon and the notes thereto, have been prepared in accordance with international financial reporting standards applied on a basis consistent with prior periods (except as disclosed in such consolidated financial statements), and present fairly the financial condition and position of the Issuer on a consolidated basis as at the dates thereof and such consolidated financial statements contain no direct or implied statement of a material fact which is untrue on the date of such consolidated financial statements and do not omit to state any material fact which is required by international financial reporting standards or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading;

Sentient

(k)

since December 31, 2012:

(i)

the Issuer has not paid or declared any dividend or incurred any material capital expenditure or made any commitment therefor except in the ordinary course of business in connection with its mineral exploration activities;

(ii)

the Issuer has not incurred any obligation or liability, direct or indirect, contingent or otherwise, except in the ordinary course of business and which is not, and which in the aggregate are not, material; and

(iii)

the Issuer has not entered into any material transaction,

except in each case as disclosed in the Information;

(l)

the auditors of the Issuer who audited the Audited Financial Statements and who provided their audit report thereon are independent public accountants within the meaning of the applicable securities laws;

(m)

except as disclosed in the Information, there are no material actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or, to the best of its knowledge, threatened against or affecting the Issuer or its Subsidiaries, if any, at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and, to the best of the Issuer’s knowledge, there is no basis therefor;

(n)

each of the documents which is part of the Information is, as of the date thereof, in compliance in all material respects with the Applicable Securities Laws and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and such documents collectively constitute full, true and plain disclosure of all material facts relating to the Issuer and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as of the date hereof. There is no fact known to the Issuer which the Issuer has not publicly disclosed which materially adversely affects, or so far as the Issuer can reasonably foresee, will materially adversely affect, the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of the Issuer or the ability of the Issuer to perform its obligations under this Agreement or which would otherwise be material to any person intending to make an equity investment in the Issuer;

(o)

the Issuer is in compliance with all timely disclosure obligations under the Applicable Securities Laws and, without limiting the generality of the foregoing, there has not occurred any material adverse change in the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of the Issuer which has not been publicly disclosed and none of the documents filed by or on behalf of the Issuer pursuant to the applicable securities laws contain a misrepresentation (as such term is defined in the BC Act) as at the date thereof;

(p)

the Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are completed in accordance with the general or a specific authorization of management of the Issuer; (ii) transactions are recorded as necessary to permit the preparation of consolidated financial statements for the Issuer in conformity with international financial reporting standards and to maintain asset accountability; (iii) access to assets of the Issuer is permitted only in accordance with the general or a specific authorization of management of the Issuer; and (iv) the recorded accountability for assets of the Issuer is compared with the existing assets of the Issuer at reasonable intervals and appropriate action is taken with respect to any differences therein;

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(q)

the Issuer is authorized to issue, among other things, an unlimited number of Shares, of which, as of the date hereof 80,660,193 Shares were issued and outstanding as fully paid Shares;

(r)

no order ceasing or suspending trading in the securities of the Issuer nor prohibiting sale of such securities has been issued to the Issuer and to the best of the Issuer’s knowledge no investigations or proceedings for such purposes are pending or threatened;

(s)

no person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of the Issuer, except pursuant to the outstanding options, warrants and preferred shares disclosed in the Information and VMS Ventures’ pre-emptive rights;

(t)

other than VMS Ventures’ pre-emptive rights, the issue of the Securities will not be subject to or trigger any pre-emptive right or other contractual right to purchase securities granted by the Issuer or to which the Issuer is subject and which has not been waived;

(u)

the Issuer has full corporate power and authority to enter into this Agreement and to do all acts and things and execute and deliver all documents as are required hereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and the Issuer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and to observe and perform the provisions of this Agreement in accordance with the provisions hereof including, without limitation, the issue of the Securities to the Purchaser;

(v)

this Agreement constitutes a binding obligation of the Issuer enforceable in accordance with its terms, subject to the laws relating to creditors’ rights generally and equitable remedies;

(w)

none of the creation, issuance and sale of the Securities by the Issuer, the execution and delivery of this Agreement, the compliance by the Issuer with the provisions of this Agreement or the consummation of the transactions contemplated herein, do or will (i) require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other person, except (A) such as have been obtained, or (B) such as may be required under the applicable securities laws and the policies and rules of the Exchange and will be obtained by the First Closing Date or Second Closing Date, as applicable, or (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, or create a state of facts which after notice or lapse of time, or both, would constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Issuer is a party or by which it or any of its properties or assets is bound, or the constitution, articles or by-laws or any other constating document of the Issuer or any resolution passed by the directors (or any committee thereof) or shareholders of the Issuer, or any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority, arbitrator, stock exchange or securities regulatory authority applicable to the Issuer or any of the properties or assets thereof;

(x)

there exists no continuing liabilities or obligations of the Issuer in respect of the activities, business, actions or agreements of the Issuer prior to April 5, 2010;

(y)

there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee; and

(z)

any inspection or investigation by or in behalf of Subscriber shall not limit or affect any of the representations or express or implied warranties of Issuer which are contained herein or which are to be included or implied in any document, instrument or agreement to be delivered at the Closing.

5.2

Unless the Issuer otherwise has advised the Purchaser in writing, the representations and warranties of the Issuer contained in this Subscription Agreement shall be true at the time of Closing as though they were made at the time of Closing and shall survive the completion of the transactions contemplated under this Subscription Agreement for a period of one year from the First Closing Date.

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6.

Covenants of the Issuer

6.1

The Issuer will:

(a)

offer, sell, issue and deliver the Units pursuant to the Exemptions or qualification requirements of Applicable Securities Laws of the Qualifying Jurisdictions and otherwise fulfil all legal requirements required to be fulfilled by the Issuer (including without limitation, compliance with all Applicable Securities Laws of the Qualifying Jurisdictions) in connection with the Private Placement;

(b)

reserve sufficient Shares in the treasury of the Issuer to enable it to issue the Unit Shares and the Warrant Shares;

(c)

at any time that the Purchaser should hold, directly or indirectly, legally or beneficially a number of Shares or securities convertible into Shares equal to or greater than ten percent (10%) of the issued and outstanding Shares as at any record date (a “Record Date”) for an annual general meeting for holders of the Shares (a “Meeting”), the Purchaser may present a nominee (a “Subscriber Nominee”) for election as a director of the Issuer at such Meeting; and the Issuer shall, subject to the fiduciary duties of its officers and directors, under applicable law, take such steps as are required to cause such Subscriber Nominee to be nominated as a directors of the board of the Issuer, including, without limitation, proposing the Subscriber Nominee as directors at every shareholder meeting of the Issuer called to elect directors and doing or causing to be done all such acts and things within its power in order to fully and effectively carry out the foregoing in accordance with the terms hereof;

(d)

use the net proceeds from the Purchaser’s Subscription Funds for the exploration and development program of the Issuer’s projects in Greenland and Canada and for general working capital purposes, unless the Issuer has obtained the Purchaser’s prior written approval for any other use of such funds, which approval shall not be unreasonably withheld or delayed;

(e)

use its commercially reasonable best efforts to maintain its status as a “reporting issuer” not in default in British Columbia and Alberta for a period of two years from the First Closing Date or the Second Closing Date, whichever is later;

(f)

maintain its listing of its common shares on the Exchange for a period of two years from the First Closing Date or the Second Closing Date, whichever is later;

(g)

within the required time, file with the applicable Regulatory Authorities and the Exchange any documents, reports and information, in the required form, required to be filed by Applicable Securities Laws in connection with the Private Placement, together with any applicable filing fees and other materials;

(h)

from and including the date of this Subscription Agreement through to and including the time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of the Issuer contained in this Subscription Agreement or any certificates or documents delivered by it pursuant thereto remain true and correct in all material respects;

(i)

from and including the date of this Subscription Agreement through to and including the time of Closing, not do any such act or thing that would render any representation or warranty of the Issuer contained in this Subscription Agreement or any certificates or documents delivered by it pursuant thereto materially untrue or materially incorrect; and

(j)

hold a shareholders’ meeting on June 13, 2013 to seek approval for the issuance of the Second Tranche Units to the Purchaser in accordance with Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions and with Policy 5.9 of the Exchange, and, subject to obtaining such approval, will issue, on the third business day following the meeting (the “Second Closing Date”), the Second Tranche Units to the Purchaser.

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7.

Resale Restrictions

7.1

The Purchaser understands and acknowledges that the Units will be subject to certain resale restrictions under Applicable Securities Laws for a period of at least four (4) months from the First Closing Date or Second Closing Date, as applicable, and that the certificates representing the Units will bear certain legends to that effect.  If the Purchaser is a resident of the United States of America, the Units will be subject to resale restrictions pursuant to Rule 144 promulgated under the United States Securities Act of 1933, and the certificates representing the Units will bear certain legends to that effect.

7.2

The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and the Issuer is not in any manner responsible) for complying with such restrictions.

8.

Indemnity

8.1

Each of the parties hereto (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party hereto (the “Indemnified Party”), and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation commenced or threatened or any claim whatsoever arising out of or based upon any representation or warranty of the Indemnifying Party contained herein or in any document furnished by the Indemnifying Party to the Indemnified Party in connection herewith being untrue in any material respect or any breach or failure by the Indemnifying Party to comply with any covenant or agreement made by the Indemnifying Party herein or in any document furnished by the Indemnifying Party to the Indemnified Party in connection herewith.

9.

Regulatory Approval and Closing

9.1

Notwithstanding any other term of this Agreement, the completion of this Private Placement is subject to (collectively referred to as the “Closing Conditions”):

(a)

the prior acceptance of the Exchange on conditions, if any, satisfactory to the Issuer;

(b)

the Purchaser being satisfied, in its sole discretion with its due diligence review;

(c)

all required shareholder and regulatory approvals being received in accordance with the rules of the Exchange and the Applicable Securities Laws;

(d)

receipt of any third party consent necessary to consummate the Private Placement;

(e)

receipt of waivers, in form satisfactory to the Purchaser and its counsel, from each of Dockside Capital Group Inc. and Mount Morgan Resources Ltd. in respect of any rights they may have to terminate their respective amended services agreements with the Issuer dated May 1, 2010 that could be triggered as a result of the transactions contemplated herein;

(f)

receipt of waivers, in form satisfactory to the Purchaser and its counsel, from each of Richard Mark and Cheryl Messier in respect of any rights they may have to terminate their respective employee agreements with the Issuer dated May 1, 2010 that could be triggered as a result of the transactions contemplated herein;

(g)

the approval of the Private Placement by the Purchaser’s Board of Directors;

(h)

the representations and warranties made by the Purchaser herein shall being true and correct in all material respects when made and shall be true and correct in all material respects on Closing, unless waived by the Issuer;

(i)

the representations and warranties made by the Issuer herein being true and correct in all material respects when made and shall be true and correct in all material respects on Closing, unless

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waived by the Purchaser and a certificate to that effect signed by each of the CEO and the CFO of the Issuer shall be delivered to the Purchaser at each of the First Closing Date and Second Closing Date, as applicable;

(j)

the covenants, agreements and conditions to be performed by the Purchaser hereunder on or before Closing having been performed or complied with in all material respects, unless waived by the Issuer; and

(k)

the covenants, agreements and conditions to be performed by the Issuer hereunder on or before Closing having been performed or complied with in all material respects, unless waived by the Purchaser and a certificate to that effect signed by each of the CEO and the CFO of the Issuer shall be delivered to the Purchaser at each of the First Closing Date and Second Closing Date, as applicable.

9.2

In the event that the Closing Conditions cannot be satisfied (or waived as indicated in Section 9.1) or the Private Placement is otherwise terminated, the Purchaser’s Subscription Funds will be returned to the Purchaser by the Issuer without interest or deduction and this Agreement will be of no further force and effect.

9.3

The Issuer’s obligations hereunder are furthermore conditional upon it receiving from the Purchaser, on or before the First Closing Date, a wire transfer, certified cheque, bank draft or money order payable to “North American Nickel Inc.” in an amount equal to the First Tranche Funds.

9.4

The Purchaser’s obligations hereunder are furthermore conditional upon it receiving from the Purchaser, on or before each of the First Closing Date and Second Closing Date, as applicable:

(a)

certificates for the Unit Shares and Warrants duly registered as the Purchaser has directed in Appendix I herein;

(b)

the Purchaser receiving at each of the First Closing Date and Second Closing Date, as applicable, favourable legal opinions addressed to the Purchaser, in form and substance acceptable to the Purchaser and its counsel, acting reasonably, from Salley Bowes Harwardt Law Corp., Canadian counsel to the Issuer (who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel acceptable to counsel to the Purchaser as to matters governed by the laws of local jurisdictions and on certificates of officers of the Issuer) to the following effect as of the Closing:

(i)

the Issuer being a corporation validly existing and in good standing under the laws of the Province of British Columbia, and not having been dissolved;

(ii)

as to the authorized and issued share capital of the Issuer;

(iii)

the Issuer having the requisite corporate power and capacity to carry on its business as presently carried on, to own and operate its assets and, as applicable, to enter into and perform its obligations under this Agreement, and to carry out the transactions contemplated hereby, including to create, issue and sell the Securities;

(iv)

all necessary corporate action having been taken by the Issuer to authorize the entering into of, and performance by it under this Agreement, and this Agreement having been duly authorized, executed and delivered by the Issuer;

(v)

all necessary corporate action having been taken by the Issuer to authorize the creation, issuance and sale of the Securities;

(vi)

this Agreement constituting legal, valid and binding obligations of, and being enforceable against, the Issuer in accordance with their terms (subject to bankruptcy, insolvency, liquidation, reorganization, moratorium or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and subject to such other standard assumptions and qualifications);

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(vii)

that the authorization, execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, this Agreement and the issuance of the Securities, do not and will not conflict with, or result in any breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the provisions of:

(A)

the constating documents of the Issuer;

(B)

any resolution of the directors or the shareholders of the Issuer; and

(C)

the laws of British Columbia and the laws of Canada applicable therein;

(viii)

the Unit Shares and Warrants having been validly issued by the Issuer and that, upon the exercise of the Warrants in accordance with their terms, that the Warrant Shares will be validly issued as fully paid Shares; and

(ix)

the issuance and sale of the Securities being exempt from the prospectus requirements of Canadian securities laws, as to the resale restrictions applicable to such securities and as to the Exchange having conditionally approved the listing of the Unit Shares and the Warrant Shares.

10.

Pre-Emptive Rights

10.1

From and after the date hereof and for so long as the Purchaser holds at least ten percent (10%) of the issued and outstanding Shares, if the Issuer proposes to issue any equity securities of the Issuer or securities convertible or exchangeable into such equity securities (the “Offered Securities”) pursuant to a public offering or a private placement (an “Offering”), the Issuer will, at least seven (7) business days prior to the first date of public announcement (the “Announcement Date”) of the Offering, give written notice of the Offering to the Purchaser including, to the extent known by the Issuer, the full particulars of the Offering.  As soon as it is practicable, and in any event at least five (5) business days before the Announcement Date, the Issuer will make an irrevocable offer (the “Offer”) to the Purchaser to subscribe for, at the same subscription price as under the Offering, up to that number of Offered Securities as will enable the Purchaser, upon completion of the Offering, to maintain the same Percentage Interest in the Issuer after the completion of the Offering (assuming the conversion or exchange of any Offered Securities that are convertible or exchangeable into equity securities of the Issuer) as existed immediately prior to completion of the Offering. The “Percentage Interest” of the Purchaser means the number of issued and outstanding Shares owned by the Purchaser, treating any Warrants held by the Purchaser on a fully dilute basis (the whole adjusted as contemplated in the preceding sentence when calculating the Percentage Interest after the completion of an Offering of Offered Securities that are convertible or exchangeable into equity securities of the Issuer) divided by the total number of issued and outstanding Shares of the Issuer (on a non-diluted basis, similarly adjusted).  The Offer will contain full particulars of the Offering, including:

(a)

the subscription price or range of subscription prices;

(b)

the terms and conditions of the Offered Securities;

(c)

the number of Offered Securities to be issued or proposed to be issued to persons other than the Purchaser;

(d)

the maximum number of Offered Securities that the Purchaser is entitled to subscribe for (the “Purchaser’s Entitlement”);

(e)

a statement as to the use of proceeds; and

(f)

the proposed Announcement Date and the proposed completion date for the Offering.

10.2

The Offer will provide that if the Purchaser intends to subscribe for any or all of the Purchaser’s Entitlement, the Purchaser may accept the Offer by giving written notice of such intention to the Issuer not later than the business day immediately prior to the proposed Announcement Date set out in the Offer, which notice will specify the number of Offered Securities to be purchased.

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10.3

Notwithstanding anything to the contrary contained herein, Section 10.1 will not apply to any issuance of securities issued:

(a)

for compensatory purposes to officers, employees or directors of, or consultants to, the Issuer including, without limitation, the grant of stock options under a stock option plan approved by the Issuer and restricted share units and the issuance of restricted shares;

(b)

pursuant to a rights offering by the Issuer that is open to all shareholders of the Issuer (which, for greater certainty, does not include any standby purchase agreements in connection with any such rights offering) ;

(c)

upon the exercise or conversion of any convertible or exchangeable securities;

(d)

as a result of the consolidation or subdivision of any securities of the Issuer, or as a special distribution or stock dividend or similar transaction; or

(e)

in connection with or pursuant to any merger, business combination, joint venture, exchange offer, take-over bid, arrangement, asset purchase transaction or acquisition of assets or shares of a third party.

11.

General

11.1

For the purposes of this Subscription Agreement, time is of the essence.

11.2

Unless otherwise indicated, all dollar amounts referred to in this Subscription Agreement are in lawful money of Canada.

11.3

This offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Purchaser.

11.4

This Subscription Agreement contains the entire agreement between the parties with respect to the Units, and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer or by anyone else.

11.5

Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

11.6

The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Subscription Agreement be reasonably required to carry out the full intent and meaning of this Subscription Agreement.

11.7

This Subscription Agreement shall be subject to, governed by and construed in accordance with the laws of British Columbia.

11.8

This Subscription Agreement may not be assigned by any party hereto, except by the Purchaser to one or among the Sentient Funds.

11.9

The Issuer shall be entitled to rely on delivery of a facsimile copy of this Subscription Agreement, and acceptance by the Issuer of a facsimile copy of this Subscription Agreement shall create a legal, valid and binding agreement between the Purchaser and the Issuer in accordance with its terms.

11.10

This Subscription Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

11.11

This Agreement requires the Purchaser to provide certain personal information to the Issuer.  Such information is being collected by the Issuer for the purposes of completing the Private Placement, which includes, without limitation, determining the Purchaser’s eligibility to purchase the Units under applicable securities legislation, preparing and registering certificates representing the Units to be issued to the Purchaser, and completing

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filings required by any stock exchange on which the Issuer’s securities are listed or by any applicable securities regulatory authority having jurisdiction.  The Purchaser’s personal information will be delivered by the Issuer to and is being collected indirectly by: (a) stock exchanges on which the Issuer’s securities are listed for the purposes of  conducting background checks, verifying the personal information provided, conducting enforcement proceedings, or performing other investigations as required by or to ensure compliance with all applicable rules and policies of such exchanges; (b) securities regulatory authorities having jurisdiction over the Issuer for the purposes of the administration and enforcement of applicable securities legislation; and (c) the Issuer’s registrar and transfer agent for the purposes of the issuance of the securities and maintenance and administration of the central register of shareholders of the Issuer.  By executing this Agreement, the Purchaser is deemed to be consenting to the foregoing collection, use and disclosure of the Purchaser’s personal information.  The Purchaser also consents to the Issuer’s filing of copies or originals of any of the Purchaser’s documents described in this Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.  If the Purchaser is a resident of Ontario, for questions about the collection of personal information by the Ontario Securities Commission, please contact the Administrative Assistant to the Director of Corporate Finance, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, ph: (416) 593-8086.

11.12

The Purchaser confirms that the funds representing the Purchaser’s Subscription Funds (including any proceeds delivered to the Issuer upon exercise of the Warrants) which will be advanced by the Purchaser to the Issuer hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (the “PCA”), and the Purchaser acknowledges that the Issuer may in the future be required by law to disclose the Purchaser’s name and other information relating to this Subscription Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PCA.  To the best of the Purchaser’s knowledge (i) the Purchaser’s Subscription Funds (including any proceeds delivered to the Issuer upon exercise of the Warrants): (A) have not been nor will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, and (B) are not being tendered on behalf of a person or entity who has not been identified to the Issuer; and (ii) the Purchaser will promptly notify the Issuer if the Purchaser discovers that any of such representations ceases to be true, and will provide the Issuer with appropriate information in connection therewith.

END OF APPENDIX II

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SCHEDULE “A”

CANADIAN ACCREDITED INVESTOR QUESTIONNAIRE

TO:

NORTH AMERICAN NICKEL INC. (the “Issuer”)

In connection with the proposed purchase of securities of the Issuer, the undersigned represents and warrants that the undersigned has read the following definition of an “accredited investor” from National Instrument 45-106 - Prospectus and Registration Exemptions, and certifies that the undersigned is an accredited investor as indicated below (check one):

(a) a Canadian financial institution, or a Schedule III bank,	☐
(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),	☐

(c)

 a subsidiary of any person or company referred to in paragraphs (a) to (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

☐

(d)

a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario), or Securities Act (Newfoundland and Labrador),

☐
(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph (d),	☐
(f) the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada,	☐

(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de l’ile de Montreal or an inter-municipal management board in Quebec,

☐
(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,	☐
(i) a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,	☐
(j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,	☐

(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

☐
(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000	☐
(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000, as shown on its most recently prepared financial statements,	☐

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(n)

an investment fund that distributes or has distributed its securities only to:

(i)

a person that is or was an accredited investor at the time of the distribution,

(ii)

a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds], or

(iii)

a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment],

☐

(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt,

☐

(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf a fully managed account managed by a trust company or trust corporation, as the case may be,

☐

(q)

a person acting on behalf of a fully managed account managed by that person, if that person:

(i)

is registered or authorized to carry on business as an advisor or the equivalent under securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)

in Ontario, is purchasing a security that is not a security of an investment fund,

☐

(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

☐
(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,	☐

(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial,  except the voting securities required by law to be owned by directors, are persons that are accredited investors,

☐
(u) an investment fund that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor, or	☐
(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as an accredited investor.	☐

For the purposes of this Certificate above, the terms:

“financial assets” means cash, securities, or a contract of insurance, a deposit, or an evidence of a deposit that is not a security for the purposes of securities legislation; and

“related liabilities” means (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (b) liabilities that are secured by financial assets.

Dated at ________________________________, this _______ day of _____________, 2013.

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Signature of Authorized Signatory of Purchaser

Name and Office of Authorized Signatory of Purchaser

Name of Purchaser

Address of Purchaser

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SCHEDULE “B”

U.S. ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned Purchaser understands and agrees that the Units of North American Nickel Inc. (the “Issuer”) have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or applicable state securities laws, and the Units are being offered and sold by the Issuer to the Purchaser in reliance upon Rule 506 of Regulation D under the 1933 Act.

The undersigned represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to the Issuer (and acknowledges that the Issuer is relying thereon) that:

(a)

it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, and risks of the investment and it is able to bear the economic risk of loss of the investment;

(b)

it is purchasing the Units for its own account or for the account of one or more persons for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Units in the United States; provided, however, that the Purchaser may sell or otherwise dispose of any of the Units pursuant to registration thereof pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(c)

it, and if applicable, each person for whose account it is purchasing the Units satisfies one or more of the categories of “accredited investor” indicated below (the Purchaser must initial the appropriate line(s)):

 Category 1.

A bank, as defined in Section 3(a)(2) of the 1933 Act, whether acting in its individual or fiduciary capacity;

 Category 2.

A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity;

 Category 3.

A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934;

 Category 4.

An insurance company as defined in Section 2(13) of the 1933 Act;

 Category 5.

An investment company registered under the United States Investment Company Act of 1940;

 Category 6.

A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940;

 Category 7.

A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958;

 Category 8.

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S. $5,000,000;

 Category 9.

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association,

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insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors;

 Category 10.

A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940;

 Category 11.

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000;

 Category 12.

Any director or executive officer of the Issuer;

 Category 13.

A natural person whose individual net worth, or joint net worth with that person's spouse, at the date hereof exceeds U.S.$1,000,000;

 Category 14.

A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person's spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

 Category 15.

A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

 Category 16.

Any entity in which all of the equity owners meet the requirements of at least one of the above categories;

(d)

it has not purchased the Units as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(e)

it understands that if it decides to offer, sell or otherwise transfer the Units, it will not offer, sell or otherwise transfer any of such Units directly or indirectly, unless:

(i)

the transfer is to the Issuer;

(ii)

the transfer is made outside the United States in a transaction meeting the requirements of Rule 904 under the 1933 Act and in compliance with applicable local laws and regulations;

(iii)

the transfer is made in compliance with the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws; or

(iv)

the Units are transferred in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities; and

it has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption, in either case reasonably satisfactory to the Issuer;

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(f)

it understands that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the common shares and any shares issued upon exercise of the Warrants will bear a legend in substantially the following form:

“The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”).  These securities may be offered, sold, pledged or otherwise transferred only (a) to the company, (b) outside the United States in compliance with Rule 904 under the 1933 Act, (c) in compliance with the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with applicable State securities laws, or (d) in a transaction that does not require registration under the 1933 Act or any applicable State laws, and the holder has, prior to such sale, furnished to the company an opinion of counsel or other evidence of exemption, in either case reasonably satisfactory to the company.  Delivery of this certificate may not constitute “good delivery” in settlement of transactions on stock exchanges in Canada. If the securities are being sold at any time the Company is a “foreign issuer” as defined in Rule 902 under the 1933 Act, a new certificate, bearing no legend, the delivery of which will constitute “good delivery” may be obtained from the company’s transfer agent upon delivery of this certificate and a duly executed declaration, in form satisfactory to the company and the company’s transfer agent to the effect that the sale of the securities is being made in compliance with Rule 904 under the 1933 Act.”

provided, that if securities are being sold under clause (b) in the legend above, at a time when the Issuer is a “foreign issuer” as defined in Rule 902 under the 1933 Act, the legend set forth above may be removed by providing a declaration in the form attached as Schedule “B1” below to the subscription agreement of which this Schedule “E” forms a part, or in such form as the Issuer may from time to time prescribe to the Issuer’s transfer agent, to the effect that the sale of the securities is being made in compliance with Rule 904 under the 1933 Act;

(g)

if any of the securities are being sold pursuant to Rule 144 of the 1933 Act, the legend may be removed by delivery to the Issuer’s transfer agent of an opinion satisfactory to the Issuer to the effect that the legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

(h)

it has had the opportunity to ask questions of and receive answers from the Issuer regarding the investment, and has received all the information regarding the Issuer that it has requested;

(i)

it understands that the Issuer may instruct its registrar and transfer agent not to record any transfer of Units without first being notified by the Issuer that it is satisfied that such transfer is exempt from or not subject to the registration requirements of the 1933 Act and applicable state securities laws;

(j)

it consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein;

(k)

it understands and acknowledges that the Issuer has no obligation or present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resale of the Units in the United States;

(l)

the office or other address of the Purchaser at which the Purchaser received and accepted the offer to purchase the Units is the address listed on the signature page of the Subscription Agreement; and

(m)

it acknowledges that the representations, warranties and covenants contained in this agreement are made by it with the intent that they may be relied upon by the Issuer in determining its eligibility or the eligibility of others on whose behalf it is contracting thereunder to purchase Units.  It agrees that by accepting Units it shall be representing and warranting that the representations and warranties above are true as at the Closing with the same force and effect as if they had been made

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by it at the Closing and that they shall survive the purchase by it of Units and shall continue in full force and effect notwithstanding any subsequent disposition by it of such securities.

The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ____ day of _______________________________, 2013

If a Corporation, Partnership or Other Entity: Name of Entity	If an Individual: Signature
Type of Entity	Print or Type Name
Signature of Person Signing
Print or Type Name and Title of Person Signing

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SCHEDULE “B1”

FORM OF DECLARATION FOR REMOVAL OF U.S. LEGEND

To:

Registrar and Transfer Agent for the Common Shares of North American Nickel Inc. (the “Issuer”)

The undersigned (a) acknowledges that the sale of the securities of the Issuer to which this declaration relates is being made in reliance on Rule 904 under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (b) certifies that (1) the undersigned is not an affiliate of the Issuer (as that term is defined in Rule 405 under the U.S. Securities Act), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (B) the transaction was executed on or through the facilities of The Toronto Stock Exchange, or the TSX Venture Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not have a short position in the securities sold in reliance on Rule 904 under the U.S. Securities Act and does not intend to replace such securities with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by the United States Securities Act of 1933.

DATED:

By:

Name:

Title:

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SCHEDULE “C”

CORPORATE PLACEE REGISTRATION FORM (FORM 4C)

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 4B.  The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates.  If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers.  If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.

Placee Information:

(a)

Name:

(b)

Complete Address:

(c)

Jurisdiction of Incorporation or Creation:

2.

(a)

Is the Placee purchasing securities as a portfolio manager: (Yes/No)?

(b)

Is the Placee carrying on business as a portfolio manager outside of Canada:
(Yes/No)? __________

3.

If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)

it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)

it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)

the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4.

If the answer to 2(a). above was “No”, please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

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*  If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5.

Acknowledgement - Personal Information and Securities Laws

(a)

“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)

the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii)

the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

(b)

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at

 on           , 2013.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature
appears above)

THIS IS NOT A PUBLIC DOCUMENT

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SCHEDULE “D”

INTERNATIONAL JURISDICTION ACKNOWLEDGMENT AND CERTIFICATE

The Purchaser or the disclosed principal, as the case may be, hereby represents, warrants and certifies (by completing and signing this certificate below) on its own behalf or, if applicable on behalf of those for whom the Purchaser is contracting hereunder, to the Issuer and its counsel (which representations, warranties and certifications shall survive the Closing) and acknowledges that the Issuer and its counsel are relying thereon that the Purchaser, or, if applicable, its disclosed principal, is a resident of an International Jurisdiction and:

(a)

the Purchaser is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this Subscription Agreement, if any;

(b)

the Purchaser is purchasing the Units pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of that International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Units under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption;

(c)

the applicable securities laws do not require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(d)

the delivery of this Subscription Agreement, the acceptance of it by the Issuer and the issuance of the Units to the Purchaser complies with all applicable laws of the Purchaser’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Issuer to become subject to or comply with any disclosure, prospectus or reporting requirements under any such applicable laws.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ______ day of ________________, 2013.

If a Corporation, Partnership or Other Entity: Sentient Executive GP IV Limited Name of Entity Signature of Person Signing Greg Link, Director Print or Type Name and Title of Person Signing	If an Individual: Signature Print or Type Name

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